SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)            July 15, 2011

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11596	58-1954497
(State or other jurisdiction of incorporation)	(CommissionFile Number)	(IRS Employer Identification No.)

8302 Dunwoody Place, Suite 250, Atlanta, Georgia	30350
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (770) 587-9898

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 1 –  Registrant’s Business and Operations

Item 1.01.    Entry into a Material Definitive Agreement.

On July 15, 2011, Perma-Fix Environmental Services, Inc. (“PESI”), Homeland Security Capital Corporation (“Homeland”), and Safety and Ecology Holdings Corporation (“SEC”) entered into a definitive Stock Purchase Agreement (“Purchase Agreement”), whereby PESI is to purchase at closing of the Purchase Agreement all of the issued and outstanding shares of capital stock of SEC (the “Acquisition”).  The consummation of the Acquisition is subject to numerous conditions precedent, including, but not limited to, PESI entering into a definitive agreement with its lender, whereby the lender increases the amount of PESI’s credit facilities and provides the financing to PESI to fund the cash portion of the purchase price, Homeland’s stockholders approve the transaction and Homeland has complied with the Information Statement requirements under the Securities Exchange Act of 1934, as amended.  If the Acquisition is consummated, PESI agrees to pay Homeland the following, subject to the terms of the Purchase Agreement and adjustments of the purchase price as set forth in the Agreement:

1.	Cash Consideration. At the closing, PESI will pay:

(a)
$20,000,000 of the cash consideration, as may be adjusted by the estimated net working capital adjustment at the closing, less the aggregate amount of the purchase price due and owing PESI for the PESI common stock to be purchased by the Management Investors as described below, to Homeland, and

(b)
$2,000,000 of the cash consideration to SunTrust Bank, as escrow agent (the “Escrow Agent”), to be held and administered pursuant to the terms of the escrow agreement, to satisfy claims of PESI for indemnity pursuant to the terms of the Purchase Agreement and for any other purpose specifically set forth in the Escrow Agreement.

2.	Promissory Note (the “Note”). The Note in the principal amount of $2,500,000 shall be issued by PESI to the order of Homeland. The Note:

•	shall be unsecured;
•	shall bear an annual interest rate equal to 6%;
•	shall be non-negotiable;
•	may not be sold, transferred or assigned by Homeland without the prior written consent of PESI;
•	shall be subject to offset under certain conditions; and
•
shall be payable over a three (3) year period in thirty-six (36) monthly installments of principal and interest, with each monthly installment to be as follows:  the sum of $76,054.84 and principal and interest, with the final installment to be in the sum of the remaining unpaid principal balance due under the Note plus accrued interest, due thereon.

The Note further provides that on the failure of PESI to pay any monthly installment of principal and interest within 30 days when due or in the event of bankruptcy of PESI or upon a change in control of PESI:

•	the annual interest rate will automatically increase (without any action on the part of Homeland) as of such default date to 12% during the period of such default, and

•
Homeland will have the option to declare the Note in default and to be immediately due and payable, and Homeland will thereafter during the period of such event of default, at its option and in its sole discretion, have the right to elect by written election delivered to PESI to receive in full and complete satisfaction of all of PESI’s obligations under the Note either:

(1)	The cash amount equal to the sum of the unpaid principal balance owing under the Note and all accrued and unpaid interest thereon, plus the Expenses (as defined in the Note) (the “Payoff Amount”);

(2)
Subject to certain conditions set forth in the Purchase Agreement, the number of fully paid and non-assessable shares of PESI restricted common stock (the “Payoff Shares”), equal to the quotient determined by dividing the Payoff Amount by the average of the closing prices per share of the PESI common stock as reported by the primary national securities exchange or automatic quotation system on which PESI common stock is traded during the 30 consecutive trading day period ending on the trading day immediately prior to receipt by PESI of the written demand notice and Homeland’s written election to receive Payoff Shares in full and complete  satisfaction of PESI’s obligations under the Note; provided, however, that the number of Payoff Shares plus the number of shares of PESI common stock to be issued to the Management Investors, as described below, shall not exceed 19.9% of the voting power of all of PESI voting securities issued and outstanding as of the date of this Agreement.  If issued, the Payoff Shares will be issued in a private placement and not be registered and Homeland will not be entitled to registration rights with respect to the Payoff Shares, except for certain piggyback rights.

(3)
Subject to the terms of the Purchase Agreement, any combination of the Payoff Amount and the Payoff Shares, provided, however, that the aggregate amount of the Payoff Amount and the Payoff Shares shall not exceed the unpaid principal balance and accrued interest due under the Note as of receipt by PESI of the written demand notice, with the number of Payoff Shares to be determined by dividing the amount of the Payoff Amount which is to be paid in Payoff Shares by the average of the closing prices per share of the PESI common stock as reported by the primary national securities exchange or automatic quotation system on which PESI common stock is traded during the thirty (30) consecutive trading day period ending on the trading day immediately prior to receipt by PESI of the written demand notice and Homeland’s written election to receive a portion of the Payoff Amount in Payoff Shares, with such notice to specify the amount of the Payoff Amount to be paid in Payoff Shares.

The purchase price is also subject to certain working capital adjustments to be determined within 75 days following the closing as set forth in the Purchase Agreement and could be further subject to certain offsets as described in the Purchase Agreement.

Contemporaneously with the closing of the Acquisition, Homeland is to cause certain individuals (each a “Management Investor” and collectively, “Management Investors”) to purchase in a private placement restricted shares of common stock of PESI, at a per share price determined by dividing $1,000,000 by the average of the closing prices of PESI common stock as reported by the NASDAQ for the 30 consecutive trading day period ending on the trading day immediately prior to the earlier of (a) the Closing Date or (b) the public announcement of the Acquisition by PESI.  The purchases by the Management Investors shall be unregistered, meeting the requirements of Rule 506 of Regulation D promulgated under the Securities Act.  Homeland shall cause the Management Investors to purchase an aggregate number of restricted shares of PESI common stock valued at not less than $900,000 nor more than $1,000,000.  PESI shall reduce from the cash portion of the purchase price, and PESI shall retain, the amount owing by the Management Investors for the shares of PESI common stock.

SEC and its subsidiaries are international providers of environmental, hazardous and radiological infrastructure remediation and nuclear energy services.  SEC and its subsidiaries’ services include:

•	decommissioning and remediation;
•	environmental services;
•	support for nuclear energy design, building, refurbishment and operations; and
•	instrumentation and measurement technology.

Core customers of SEC and its subsidiaries include federal agencies and leading commercial corporations in the engineering and construction and nuclear power industries.

Subject to the conditions precedent set forth in the Purchase Agreement being complied with, we expect the acquisition to be closed by August 30, 2011.

Section 9 –  Financial Statements and Exhibits.

Item 9.01.    Financial Statements and Exhibits.

(c)           Exhibits

2.1
Stock Purchase Agreement, dated July 15, 2011, by and among Perma-Fix Environmental Services, Inc., Homeland Security Capital Corporation and Safety and Ecology Holdings Corporation.  The Registrant will furnish supplementally a copy of any omitted exhibit or schedule to the Commission upon request.

4.1	Draft of Promissory Note to be issued by PESI to Homeland at closing of the Acquisition.

99.1	Press release, dated July 19, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 20, 2011.

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

By:	/s/ Dr. Louis Centofanti
Dr. Louis F. Centofanti, President and
Chief Executive Officer